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                                                                    EXHIBIT 99.2


                         FORM 3 JOINT FILER INFORMATION



                             NAME:  PAR INVESTMENT PARTNERS, L.P.

                          ADDRESS:  ONE INTERNATIONAL PLACE
                                    SUITE 2401
                                    BOSTON, MA 02110


                 DESIGNATED FILER:  PAR CAPITAL MANAGEMENT, INC.


                ISSUER AND TICKER   US AIRWAYS GROUP, INC. (LCC)


DATE OF EVENT REQUIRING STATEMENT:  FEBRUARY 13, 2007


                        SIGNATURE:  PAR INVESTMENT PARTNERS, L.P.
                                    BY: PAR GROUP, L.P., ITS GENERAL PARTNER
                                    BY: PAR CAPITAL MANAGEMENT, INC., ITS
                                        GENERAL PARTNER

                                    By: /s/ Gina DiMento
                                        ----------------------------------
                                    Name: Gina DiMento
                                    Title:   Vice President


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